             SECURITIES AND EXCHANGE COMMISSION
                WASHINGTON, D. C.  20549

                    ------------------

                        FORM 8-K

                      CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  October 9, 1995

               GILBERT ASSOCIATES, INC.
---------------------------------------------------------------------
  (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE                      0-12588                23-2280922
------------                 ---------              ------------
(STATE OF INCORPORATION) (COMMISSION FILE NO.) (IRS EMPLOYER I.D. NO.)

P.O. BOX 1498, READING, PENNSYLVANIA                   19603
--------------------------------------                --------
(MAILING ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)      (ZIP CODE)

                      (610) 775-5900
--------------------------------------------------------
   (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

GILBERT ASSOCIATES, INC. TO ACQUIRE
XEL CORPORATION


Represents First Step In New Corporate Strategy to Focus on Telecommunications and Technical Services


Reading, PA and Aurora, CO...Gilbert Associates, Inc. (Nasdaq/NMS:GILBA) and XEL Corporation ("XEL") today announced the signing of an agreement under which Gilbert Associates will acquire all of the common stock of XEL Corporation. The acquisition is expected to be consummated within approximately 30 days, subject to approval of XEL shareholders and government review under the Hart-Scott-Rodino Act.

Under terms of the agreement, Gilbert will pay XEL shareholders $30 million in cash at closing and additional incremental amounts, assuming XEL meets certain earnings targets in the fourth quarter of 1995 and in 1996, 1997 and 1998, and achieves certain revenue targets during the 1996-1998 period. In determining the value, the Board of Directors of the Registrant considered XEL's results of operations, future prospects, the book value, and the current market and economic conditions faced by XEL. After consideration of such factors, giving appropriate weight to all of them, the Board of Directors of the Registrant determined that $30 million plus additional contingent amounts was an appropriate consideration to be paid. Cash at closing will be paid from proceeds derived from the recent sale of the Gilbert/Commonwealth subsidiary to the Parsons Corporation.

XEL Corporation is a leading designer, manufacturer and marketer of voice and data transmission equipment used by operators of telecommunications networks. XEL also provides manufacturing services for specialized telecommunications products on an OEM basis. Current customers include all seven Regional Bell Operating Companies ("RBOCs") as well as GTE Corporation. In addition to its domestic business, products are currently sold in Canada, Mexico and Central and South America.

In 1994, XEL generated record revenues of $52.3 million, representing a 122% increase over 1993. Revenues in 1994 accelerated rapidly because of substantial sales of its Airfone product under an unusually large OEM contract and restocking by certain major customers. The company reported net income of $5.3 million and $1.8 million in 1994 and 1993, respectively. In the first six months of 1995, total revenues were $22.9 million and net income was approximately $1.0 million. XEL is currently developing several new products that are expected to enhance its core product line and replace the anticipated decrease in OEM revenue from Airfone. The most significant of these new products should be available beginning in mid--1996.

Gilbert Associates Chairman, President and CEO, Timothy S. Cobb, commented, "We are delighted to announce the acquisition of XEL. This transaction represents the first clear step toward the attainment of our long-term strategy of focusing on the higher margin areas of telecommunications and technical services. XEL's superior reputation for quality throughout the industry, its innovative design and manufacturing capabilities, and its focus on products aimed at the emerging information highway markets, will serve us well as we seek to further penetrate this important segment of the vast communications market."

Mr. Cobb continued, "We see long-term growth opportunities worldwide for XEL's current proprietary and OEM products as well as for the powerful new products being developed. These products fall into two families: (1) fiber optic network interfaces designed specifically to meet the needs of telephone companies, inter-exchange carriers and specialized network carriers installing fiber optic facilities, and (2) a hybrid fiber/cable broadband modem for use by cable television firms seeking to provide enhanced data communications services over their network facilities. Going forward, we expect to leverage Gilbert's knowledge and relationships with the RBOCs to significantly increase sales to those important customers, while also utilizing our GAI-Tronics subsidiary's established international sales organization to further penetrate the vast global opportunities which exist. As a result, revenues from Gilbert Associates' growing telecommunications segment could represent over half of our total revenues by the end of 1996."

XEL President and CEO, William Sanko, added, "We at XEL are pleased to be joining the Gilbert Associates family of companies. The telecommunications industry is going through a period of tremendous turmoil with the impending deregulation of the telephone and CATV industries and the development of the information highway. With the assistance of Gilbert, XEL will now be in a much stronger position to address these emerging opportunities.

Aurora, Colorado-based XEL Corporation produces more than 300 individual products which enable network operators to upgrade existing infrastructures and cost-effectively enhance the speed and functionality of their networks, while reducing operating expenses and overhead costs. Its products provide access to telecommunications services and automated monitoring and maintenance of network performance, and extend the distance over which network operators are able to offer their services. The company currently has 300 employees and 113,000 square feet of manufacturing/office space.

Gilbert Associates, Inc. is the parent company of GAI-Tronics Corporation, an international supplier of industrial communication equipment; United Energy Services Corporation, a provider of technology-based management and technical consulting services; Resource Consultants, Inc., an engineering and technology-based services organization servicing government agencies; SRA Technologies, Inc., a provider of contract research, analysis and management services in the biomedical sciences, environmental and energy markets; and Green Hills Management Company, the Company's real estate management and development unit.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a) Audited financial statements for XEL Corporation are not available at this time and will be filed within 60 days after consummation of the acquisition.

(b) Pro forma information for XEL Corporation is not available at this time and will be filed within 60 days after consummation of the acquisition.

(c) Exhibit #2. Stock Purchase Agreement between Gilbert Associates, Inc. and the Stockholders of XEL Corporation dated October 4, 1995.

<EX-2>

STOCK PURCHASE AGREEMENT




Dated as of October 4, 1995




By and Among


GILBERT ASSOCIATES, INC.


and


THE STOCKHOLDERS


of



XEL CORPORATION




TABLE OF CONTENTS


					Page
No.


ARTICLE I - REPRESENTATIONS OF THE STOCKHOLDERS

	Section 1.1	Ownership of Stock
	Section 1.2	Power of Attorney
	Section 1.3	Restrictive Documents
	Section 1.4	Certain Definitions

ARTICLE II - REPRESENTATIONS OF THE MAJORITY STOCKHOLDERS

	Section 2	Representations of the Majority Stockholders
	Section 2.1	Existence and Good Standing
	Section 2.2	Capital Stock
	Section 2.3	Subsidiaries and Investments
	Section 2.4	Financial Statements and No Material Changes
	Section 2.5	Books and Records
	Section 2.6	Title to Real and Personal Properties; Encumbrances
	Section 2.7	Leases
	Section 2.8	Real Property
	Section 2.9	Material Contracts
	Section 2.10	Restrictive Documents
	Section 2.11	Claims and Litigation
	Section 2.12	Taxes
	Section 2.13	Liabilities
	Section 2.14	Insurance
	Section 2.15	Intellectual Properties
	Section 2.16	Compliance with Laws
	Section 2.17	Accounts Receivable; Working Capital
	Section 2.18	Employment Relations
	Section 2.19	Complete Information
	Section 2.20	Employee Benefit Plans
	Section 2.21	Interest in Clients, Suppliers, Etc.
	Section 2.22	Bank Accounts
	Section 2.23	Powers of Attorney
	Section 2.24	Compensation of Employees
	Section 2.25	No Changes
	Section 2.26	Disclosure
	Section 2.27	Agreements, Judgments and Decrees Affecting
Stockholders
	Section 2.28	Copies of Documents
	Section 2.29	Effect of Representations and Warranties

ARTICLE III - REPRESENTATIONS OF GILBERT

	Section 3	Representations of Gilbert
	Section 3.1	Existence and Good Standing of Gilbert
	Section 3.2	Restrictive Documents
	Section 3.3	Broker's or Finder's Fees
	Section 3.4	Investment
	Section 3.5	Cooperation

ARTICLE IV - PRICE AND PAYMENT

	Section 4.1	Acquisition of Stock

ARTICLE V - CONDITIONS TO OBLIGATIONS OF GILBERT

	Section 5.1	Conditions to Obligations of Gilbert
	Section 5.2	Opinion of the Counsel of XEL
	Section 5.3	Employment Agreements
	Section 5.4	Covenant Not to Compete
	Section 5.5	Termination of Plans and Agreements
	Section 5.6	Resignation of Certain Directors and Officers
	Section 5.7	Good Standing Certificate and Board Resolution
	Section 5.8	Proceedings
	Section 5.9	H-S-R Act

ARTICLE VI - CONDITIONS TO THE STOCKHOLDERS' OBLIGATIONS

	Section 6.1	Conditions to the Stockholders' Obligations
	Section 6.2	Opinion of the Counsel of Gilbert
	Section 6.3	Proceedings
	Section 6.4	H-S-R Act

ARTICLE VII - INDEMNIFICATION

	Section 7.1	Definitions
	Section 7.2	Indemnification Obligations of Gilbert
	Section 7.3	Indemnification Obligations of the Stockholders
	Section 7.4	Limitations on Liability
	Section 7.5	Indemnifying Obligations of the Majority Stockholders
	Section 7.6	Subrogation
	Section 7.7	Assumption of Defense by Indemnifying Party
	Section 7.8	Cooperation
	Section 7.9	Notice to Stockholders
	Section 7.10	Escrow
	Section 7.11	Set-Off

ARTICLE VIII - MISCELLANEOUS

	Section 8.1	Post-Closing Tax Return
	Section 8.2	Survival of Representations
	Section 8.3	Termination
	Section 8.4	Expenses
	Section 8.5	Disputes
	Section 8.6	Subsidiaries
	Section 8.7	H-S-R Act Filing
	Section 8.8	Governing Law
	Section 8.9	Captions
	Section 8.10	Publicity
	Section 8.11	Notices
	Section 8.12	Parties in Interest
	Section 8.13	Counterparts
	Section 8.14	Entire Agreement
	Section 8.15	Amendments
	Section 8.16	Severability
	Section 8.17	Third Party Beneficiaries





		STOCK PURCHASE AGREEMENT (the "Agreement") dated as of the 4th day of October, 1995, by and among GILBERT ASSOCIATES, INC., a Delaware corporation ("Gilbert") and the individuals identified in Schedule 1.1 hereto (hereinafter collectively referred to as the "Stockholders"), being all of the stockholders of XEL CORPORATION, a Colorado corporation ("XEL") and XEL CORPORATION.
W I T N E S S E T H :
		WHEREAS, the Stockholders, upon exercise of certain stock options will own an aggregate of 2,505,540 shares of common stock of XEL, $0.10 par value per share, being all of the outstanding shares of capital stock of XEL;
and

		WHEREAS, the Stockholders desire to sell, and Gilbert desires to purchase, the Stock pursuant to the terms and conditions of this Agreement;
and
		WHEREAS, in order to provide certain assurances, and protection to Gilbert in consummating the purchase, XEL and its Stockholders have designated certain Stockholders who will be subject to the indemnification and/or escrow provisions of this Agreement (the "Majority Stockholders") and who will be authorized to execute the Agreement on behalf of all of the Stockholders and XEL, as more specifically designated and set forth on attached Exhibit 1; and
		WHEREAS, it is the intention of the parties hereto that, upon consummation of the purchase and sale of the Stock pursuant to this Agreement, Gilbert shall own all of the outstanding shares of capital stock of XEL and the entire voting power of XEL.
		NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES AND CONDITIONS HEREIN CONTAINED, AND INTENDING TO BE LEGALLY BOUND HEREBY, THE
PARTIES AGREE AS FOLLOWS:


	ARTICLE I
	REPRESENTATIONS OF THE STOCKHOLDERS
	1.1	Ownership of Stock.   Each Stockholder severally represents,
warrants and agrees that such Stockholder is the lawful owner of the number of shares of Stock listed opposite the name of such Stockholder in Schedule 1.1 hereto, free and clear of all liens, security interests, pledges, encumbrances, restrictions and claims of every kind (hereinafter collectively referred to as "Liens"); that such Stockholder has full legal right and power and, if an entity, the authority to enter into this Agreement and to sell, assign, transfer and convey the shares of Stock so owned and otherwise perform such Stockholder's obligations pursuant to this Agreement; that this Agreement is such Stockholder's valid and legally binding obligation, enforceable against such Stockholder; that such Stockholder has made no offering or sale of the Stock in violation of any state or federal securities law; and that the delivery to Gilbert of the Stock pursuant to the provisions of this Agreement will transfer to Gilbert valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind.
	1.2	Power of Attorney.  The Stockholders have, in connection with the purchase of stock provided for in this Agreement, entered into a Power or
Powers of Attorney authorizing Julie A. Rich, to act on their behalf in connection with the transfer of stock to Gilbert.  A copy of the Power or
Powers of Attorney are attached hereto in Schedule 1.2.
	1.3	Restrictive Documents.  Each Stockholder further severally
represents and warrants that the execution, delivery and performance by such
Stockholder of this Agreement will not conflict with, result in a breach of or default under, or the creation of any Lien on any of such Stockholder's assets pursuant to any charter, by-law, mortgage, lien, lease, contract, order, law, rule, regulation, judgment or decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by this Agreement.
	1.4	Certain Definitions.  For purposes of this Agreement,
		 (a)	the term "Materially Adverse Effect" shall mean a material
adverse effect on the business, financial condition or results of operations of the Company, taken as a whole.
		 (b)	the term "to the best of knowledge" shall mean the personal
knowledge of the person making the representation or warranty, after having made due and diligient inquiry of the persons within the Company with primary responsibility for the specific functional area to which such representation or warranty relates.

	ARTICLE II
	REPRESENTATIONS OF THE MAJORITY STOCKHOLDERS
	2.	Representations of the Majority Stockholders.  The Majority
Stockholders as defined in Exhibit 1 severally represent, warrant and agree that, except as disclosed on the Disclosure Schedules provided for hereunder, the following statements and representations are true and correct in all material respects and can be relied upon as such by Gilbert:
	2.1	Existence and Good Standing.  XEL is a corporation duly organized, validly existing and in good standing under the laws of Colorado and is duly qualified to do business in, and is in good standing in, every jurisdiction in which the character or location of the properties owned or leased by XEL or the nature of its business makes such qualification necessary and which the failure to be so qualified would have a Materially Adverse Effect.  XEL has the power to own its property and to carry on its business as now being
conducted.   Attached hereto in Schedule 2.1 is a true and complete copy of the Articles of Incorporation and By-Laws of XEL.
	2.2	Capital Stock.  XEL's entire authorized capital stock consists of
10,000,000 shares of common stock, $0.10 par value per share (the "Common
Stock"), of which 2,549,340 shares of Common Stock are presently issued and outstanding, including  487,168 shares of Common Stock issued pursuant to the exercise either prior to or contemporaneously with the Closing hereunder, of certain options as set forth in Schedule 2.2(a).  Schedule 2.2(a) is an accurate and complete list of all options exercised and all shares of Common
Stock issued, redeemed, or otherwise transferred as a result of such exercise.
All issued and outstanding shares of XEL have been duly authorized and validly issued, and are fully paid and nonassessable were not issued in violation of the terms of any agreement or understanding binding upon XEL and were issued in compliance with all applicable charter documents of XEL and all applicable federal, state and foreign securities laws, rules and regulations.  Except as set forth in Schedule 2.2(b), there are no other outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of XEL.
	2.3	Subsidiaries and Investments.  Set forth in Schedule 2.3 is a list of all corporations in which XEL owns any stock either directly or as the ultimate parent of a subsidiary owning such stock (the "Subsidiaries").
Except as set forth in Schedule 2.3(a), the Subsidiaries have no capital stock outstanding other than that so owned by XEL.  Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation (as set forth in Schedule 2.3), and has all requisite power to own its property and to carry on its business as now being conducted.  Each Subsidiary is duly qualified or is seeking qualification to do business in each jurisdiction in which the character or location of the properties owned or leased or the nature of its business makes such qualification necessary and in which the failure to be so qualified would have a materially adverse effect.  Set forth separately in Schedule 2.3(b):  (i) is a list of jurisdictions in which each Subsidiary conducts operations, is qualified and in good standing as a foreign corporation, and is current in payment of franchise taxes, and (ii) a list of jurisdictions in which each
Subsidiary is presently seeking qualification.  All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and, except as set forth in Schedule 2.3(a), are owned, of record and beneficially, by XEL, free and clear of all liens, encumbrances, equities, options, or claims whatsoever.  No shares of capital stock of any
Subsidiary are reserved for issuance and there are no options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to the capital stock of such Subsidiary, pursuant to which such Subsidiary is or may become obligated to issue or exchange any shares of capital stock of such Subsidiary.  Neither XEL nor any Subsidiary owns, directly or indirectly, any capital stock or other equity or ownership or propriety interest in any other corporation, partnership, association, trust, joint venture or other entity.
	2.4	Financial Statements and No Material Changes.  XEL has heretofore furnished Gilbert with the balance sheet of XEL as of July 28, 1995
(hereinafter referred to as "1995 Balance Sheet" and July 28 hereinafter referred to as the "1995 Balance Sheet Date"), and the related statements of income (loss), for the seven months ending July 28, 1995, attached hereto as
Schedule 2.4 and hereinafter collectively referred to as the "Financial
Statements".  Such Financial Statements, have been prepared in accordance with generally accepted accounting principles, except as noted thereon, and using the same historic practices, methods and criteria employed by XEL in connection with the preparation of its audited 1994 year end financial statements.  The Financial Statements present fairly the results of operations and the financial position of XEL as and for the period presented, and reflect all claims against and all debts and liabilities of XEL, fixed or contingent, which are required to be shown on such Financial Statements in accordance with generally accepted accounting principles (except for the omission of certain footnote information not required in interim financial statements).  Except as set forth in Schedule 2.4, since the 1995 Balance Sheet Date there has been
(a) no Material Adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations of XEL, and (b) no fact or condition exists or, to the best of such
Stockholder's knowledge, is contemplated or threatened, other than the transactions contemplated by this Agreement, which might cause such a change in the future.
	2.5	Books and Records.  The minute books of XEL as previously made available to Gilbert and its representatives, contain accurate records of all meetings of, and corporate actions or written consents by, the respective
Stockholders and Board of Directors of XEL to the date hereof.  The books of account, inventory records and other financial records of XEL are in all material respects complete, correct and up to date and are maintained in accordance with good business practices and generally accepted accounting principles.  Except as set forth in Schedule 2.5, XEL does not have any of its records, systems, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of XEL.
	2.6	Title to Real and Personal Properties; Encumbrances.  Except as
set forth in Schedule 2.6, XEL has good, valid and marketable title to all its material properties and assets (real and personal, tangible and intangible),
(including, without limitation, all the properties and assets reflected in the
1995 Balance Sheet) except to the extent disposed of since such date in the ordinary course of business.  Except as set forth in Schedule 2.6, such properties and assets are not subject to any encumbrance, lien, charge or other restriction of any kind or character, except for (i) liens consisting of zoning or planning restrictions, easements, permits or other restrictions or limitations on the use of real property which do not materially detract from the value of, or impair the use of, such property by XEL in the operation of its business, (ii) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent, and (iii) liens consisting of purchase money security interests covering property acquired since the 1995 Balance Sheet Date in the ordinary course of business.
	2.7	Leases.  Schedule 2.7 contains an accurate and complete listing of all leases for property, real or personal, and equipment to which XEL is a party (as lessee or lessor).  Each lease set forth in Schedule 2.7 (or required to be set forth in Schedule 2.7) is in full force and effect; all rents and additional rents due to date on each such lease have been paid; in each case the lessee is in peaceable possession and is not in material default thereunder and no continuing waiver,  indulgence or postponement of the lessee's obligation thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act (including the purchase of the Stock hereunder) which, with the giving of notice, the lapse of time, or the happening of any further event or condition, would become a default under such lease. XEL has not violated any of the material terms or conditions under any such lease in any respect, and all of the material covenants to be performed by any other party under any such lease have been fully performed.  The property leased by XEL is in a state of good maintenance and repair and is adequate and suitable for the purposes for which it is presently being used.
	2.8	Real Property.  Except as set forth in Schedule 2.8, XEL does not own any real property.
	2.9	Material Contracts.  Except as set forth in Schedule 2.9, XEL does not have and is not bound by (a) any agreement, contract, or commitment relating to the employment of any person by XEL, which can not be terminated by XEL upon not greater than 30 days notice and without payment by XEL, (b)
any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement, or other employee benefit plan, which can not be terminated by XEL upon not greater than 30 days notice and without payment by XEL, (c) any agreement, indenture, mortgage, commitment, or other instrument (hereinafter collectively referred to as "Contracts") which contains restrictions with respect to payment of dividends or any other distribution in respect of XEL 's capital stock, (d) any Contract relating to capital expenditures in excess of $10,000, (e) any loan or advance to, or investment in, any other Person ["Person" shall mean and include an individual, including, but not limited to, officers and directors of XEL, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or other department or agency thereof] or any
Contracts relating to the making of any such loan, advance or investment, (f)
any guarantee, compensating balance or other contingent liability in respect of any indebtedness or obligation of any other Person other than the endorsement of negotiable instruments for collection in the ordinary course of business, (g) any management, service, consulting or other similar type
Contract (excluding consulting subcontracts which do not contractually obligate XEL to use such consultants' services), (h) any agreement, contract or commitment limiting the freedom of XEL to engage in any line of business or to compete with any Person, (i) any Contract or proposal not entered into in the ordinary course of business, the performance of which might reasonably be expected to have a Material Adverse Effect on the business or operations of
XEL, or (j) any other Contract or proposal entered into other than in the ordinary course of business in which the obligations of XEL are greater than
$1,000 per month or $12,000 in the aggregate.  Except as set forth in the
Schedules hereto, each Contract set forth in Schedule 2.9 (or required to be set forth in Schedule 2.9) is in full force and effect and there exists no event of default or event, occurrence, condition or act (including the purchase of the Stock hereunder) which, with the giving of notice, the lapse of time, or the happening of any further event or condition, would become a default or event of default thereunder.  Except as set forth in the Schedules hereto, XEL is not in violation of any of the material terms or conditions of any Contract set forth in Schedule 2.9 (or required to be set forth in
Schedule 2.9) in any material respect and there exists no known continuing liability on any past Contract other than routine warranty or products liability claims arising out of past sales of  XEL's products or services, and all of the covenants to be performed by any other party thereto have been fully performed.
	2.10	Restrictive Documents.  Except as set forth in Schedule 2.10, XEL is not subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, contract, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character (i) which materially adversely affects the business practices, operations or conditions of XEL or any of its assets or property, or (ii) which would be in default as a result of, or require any consent or approval as a result of, or prevent consummation of the transactions contemplated by this Agreement, compliance by any Stockholder with the terms, conditions and provisions hereof or the continued operation of the business of XEL after the date hereof on substantially the same basis as heretofore operated or which would restrict the ability of XEL to acquire any property or conduct business in any area.
	2.11	Claims and Litigation.  Except as set forth in Schedule 2.11, there is no action, suit, proceeding at law or in equity by any Person, or any arbitration or any administrative or other proceeding by or before any governmental or other instrumentality or agency, pending against, or to the best of such Stockholder's knowledge, threatened against or affecting XEL or any of its properties or rights. XEL is not subject to any judgment, order or decree entered in any lawsuit or proceeding, in which XEL is a party and has been served, which may have a Material Adverse Effect on any of its operations, business practices or on its ability to acquire any property or conduct business in any area.
	2.12	Taxes.  Except as set forth in Schedule 2.12, (a) XEL has filed or caused to be filed, within the time and within the manner prescribed by law, all federal, state, local and foreign tax returns and tax reports which are required to be filed by, or with respect to, XEL, (b) such returns and reports reflect accurately all liability for taxes of XEL for the periods covered thereby, (c) all federal, state, local and foreign income, profits, franchise, sales, use, occupancy, excise, property and other taxes and assessments
(including interest and penalties) payable by, or due from, XEL have either been fully paid or XEL has set up adequate reserves for taxes anticipated to be payable, and (d) no examination of any tax return of XEL is currently in progress.  There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of XEL.
	2.13	Liabilities.  Except as set forth in Schedule 2.13, XEL does not have any liability or indebtedness for or under any  loans, lines or letters of credit, surety bonds, capitalized lease obligations, notes payable, subscription agreements, guarantees or other similar types or kinds of indebtedness and liabilities, current or contingent.  Except as set forth in
Schedule 2.13, XEL does not have any other outstanding claims, liabilities or indebtedness, contingent or otherwise, in excess of $10,000 except as set forth in the 1995 Balance Sheet, other than liabilities incurred subsequent to the 1995 Balance Sheet Date in the ordinary course of business not involving borrowings by XEL, and such liabilities including but not limited to accruals for bonuses and profit sharing and commissions, subsequent to the 1995 Balance
Sheet Date have been properly recorded as of the date hereof. XEL is not in default in respect of any material terms or conditions of any indebtedness.
	2.14	Insurance.  Set forth in Schedule 2.14 is a complete list of insurance policies which XEL maintains with respect to its business, properties or employees.  Such policies are in full force and effect and the
Majority Stockholders have no knowledge of any actual or contemplated termination of any policy on the part of the insurance carriers.  Such policies, with respect to their amounts and types of coverage, are, to the best of Stockholder's knowledge, consistent in amounts and scope with those generally recommended by their outside professional insurance agent and/or
Consultant as necessary to protect against risks to which XEL, and its property and assets are normally exposed in the operation of its business.
	2.15	Intellectual Properties.  Except as set forth in Schedule 2.15,
XEL does not have any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights or similar rights which are material to its business as currently conducted.  XEL has not received notice that it is infringing, or otherwise acting adverse to, the right of any Person under or in respect to, any patent, license, trademark, trade name, service mark, copyright or similar intangible right and to the best of such stockholder's knowledge it is not infringing the right of any Person under or in respect to, any patent, license, trademark, trade name, service mark, copyright or similar intangible right.
	2.16	Compliance with Laws.  Except as set forth in Schedule 2.16, XEL is in compliance in all material respects with all applicable laws and regulations with respect to the procurement and performance of contracts with any federal, state or local government or any agency or agencies thereof, and all other applicable laws, regulations, orders, judgments and decrees.
Without limitation of the foregoing, XEL has complied with all applicable federal, state and local laws and regulations with respect to its use, handling and disposal of any hazardous substance, pollutant, contaminant, nuclear or by-product material, petroleum, gas or other hazardous or toxic substance.
		Except as set forth in Schedule 2.16:
		(a)	XEL is in compliance in all material aspects with all
Environmental Laws; there is no Environmental Claim pending against XEL and to
XEL's knowledge,  there are no past or present events, conditions, circumstances, activities, investigations, inquiries, practices, incidents, notices, actions, omissions or plans which could reasonably be expected to result in noncompliance by XEL with any Environmental Law, or which could reasonably be expected to give rise to liability under any Environmental Law or otherwise form the basis of any Environmental Claim, including without limitation Environmental Claims against XEL or any person whose liability for such Environmental Claims XEL has retained, assumed or incurred, whether contractually or by operation of law.
		(b)	XEL has obtained all material Permits which are required
under the Environmental Laws for operation of its business, and use of its assets owned or leased properties, including without limitation those for the storage, treatment, recycle, transportation, release, emission or disposal of
Hazardous Materials used or produced by or otherwise relating to XEL's business, assets or properties, and XEL is in compliance in all material respects with the requirements of said Permits.  For purposes of this section,
"Permit" means any permit, approval, authorization, license, variance, permission, agreement or similar item required pursuant to or under any of the
Environmental Laws.
		(c)	To the extent that XEL is subject to or is required to
comply with, or has responsibility for compliance with, Permits, orders, decrees or judgments of others for whom XEL provides goods and/or services or has in the past provided goods and/or services, XEL is now and has been in compliance in all material respects with the requirements of such Permits, orders, decrees and judgments.
		(d)	There are no Environmental Claims pending or threatened
against any person whose liability for such Environmental Claims XEL has or may have retained, assumed or incurred, whether contractually or by operation of law, including without limitation claims arising under CERCLA.
		(e)	XEL has not reported (i) any actual or threatened or
suspected releases, discharges, emissions, spilling, leaking or dumping of
Hazardous Materials into the environment (including without limitation ambient air, surface water, groundwater or land) or (ii) any violation of any Permit term or other requirement of any Environmental Law within the past five years.
		(f)	XEL does not have any obligation or liability with respect
to the cleanup of any site or facility with respect to any Hazardous
Materials.
		(g)	There is no site or facility under investigation by any
federal, state, or local or foreign court, governmental, public or self-
regulatory body, agency or other authority, at which XEL has disposed or treated or arranged for disposal or treatment (with a transporter or otherwise) of any Hazardous Material.
		(h)	During the past three years, XEL has not received a
governmental request under any of the Environmental Laws for information or to take any action relating to any activities, operation, business, assets or properties of XEL, including without limitation activities conducted at the properties of other persons for whom it has in the past or currently provides goods or services.
		(i)	None of the properties owned by XEL and none of the
properties leased by XEL at any time, are now, or were in the past, listed on the National Priorities list of Superfund Sites (the "NPL"), or any other comparable state or local environmental list or database.
		(j)	The sale, purchase and transfer of stock that is the subject of this Agreement will not require any governmental approvals under the
Environmental Laws.
		(k)	XEL agrees to cooperate with Gilbert in connection with the
Gilbert application for the transfer, renewal or issuance of any Permits necessary to satisfy any regulatory requirements in connection with the assets, leased properties, operations or business of XEL.
		(l)	XEL's operations in conducting its business do not now
involve (and have not in the past involved direct responsibility for) the generation, transportation, treatment, recycle or disposal of hazardous waste, as defined under 40 CFR Parts 260-270, or of any waste regulated under
Environmental Laws pertaining to radioactive materials or the nuclear power industry, including without limitation requirements under Volume 10 of the
Code of Federal Regulations.
		(m)	Without in any way limiting the foregoing, (i) all onsite
and offsite locations where XEL has stored, disposed or arranged for the disposal of Hazardous Materials are identified in the Schedule entitled
"Environmental Matters," separately provided to Gilbert prior to the date hereof, (ii) all underground storage tanks or storage impoundments, and the contents of such tanks or impoundments, known to exist on property now operated, managed or leased by XEL are identified in the such  Schedule, and
(iii) no polychlorinated biphenyl's ("PCBs") are used or stored at any property owned, operated, managed or leased by XEL.
		(n)	"Hazardous Material(s)" shall mean those substances, whether waste materials, raw materials, finished products, coproducts, byproducts or any other material or article, that are regulated by, form the basis of liability, or are defined as, hazardous, extremely hazardous or toxic, under any of the Environmental Laws, including without limitation petroleum or any byproducts or fractions thereof, any form of natural gas, asbestos, polychlorinated biphenyls ("PCBs"), radon or other radioactive substances
(including without limitation source, special nuclear and byproduct material as defined by the Atomic Energy Act, as amended, 42 U.S.C. sec. 2011 et seq. and special nuclear material), infectious, carcinogenic, mutagenic or etiologic agents, pesticides, defoliants, explosives, flammables, corrosives or any other material or substance which constitutes a health, safety or environmental hazard to any person, property or natural resource.
		(o)	"Environmental Law(s)" shall mean, without limitation, any
and all federal, state, local and foreign laws, regulations or requirements relating to health, safety or pollution or protection of the environment, including without limitation those relating to emissions, discharges, releases or threatened releases of Hazardous Materials into or impacting the environment or natural resources (including without limitation ambient air, surface water, groundwater or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, recycle, storage, disposal, transport or handling of Hazardous Materials.  Such Environmental Laws shall include without limitation the Comprehensive Environmental Response,
Compensation and Liability Act, as amended by the Superfund Amendments and
Reauthorization Act of 1986 (42 U.S.C. sec. 9601 et seq.) ("CERCLA"), the
Hazardous Materials Transportation Act (49 U.S.C. sec. 1801 et seq.), the
Resource Conservation and Recovery Act (42 U.S.C. sec. 6901 et seq.), the Clean
Water Act (33 U.S.C. sec. 1251 et seq.), the Clean Air Act (42 U.S.C. sec. 7401
et seq.),  the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.
sec. 136 et seq.), the Emergency Planning and Community Right-to-Know Act (42
U.S.C. 11001 et seq.), the Safe Drinking Water Act (42 U.S.C. sec. 300(f) et
seq.), the Toxic Substances Control Act (15 U.S.C. sec. 2601 et seq.), the
Atomic Energy Act (42 U.S.C. sec. 2011 et seq.), and the Occupational Safety and
Health Act (29 U.S.C. sec. 651 et seq.), as such laws have heretofore been amended or supplemented, and any analogous state, local or foreign laws, and all rules, orders, regulations and requirements that have been promulgated pursuant to any of such federal, state, local or foreign laws, and any common law cause of action relating to the environment, natural resources, safety, health, or the management of Hazardous Materials as defined herein.
		(p)	"Environmental Claim" shall mean any investigative,
enforcement, cleanup, removal, containment, remedial or other private or governmental or regulatory action, at any time instituted pursuant to any applicable Environmental Law, against XEL and any claim at any time, made by any person against XEL, relating to damage (including without limitation natural resource damage), contribution, cost recovery, compensation, loss, injury, fine or penalty resulting from any Hazardous Material or any
Environmental Law.
	2.17	Accounts Receivable; Working Capital.   Except as set forth in
Schedule 2.17, and except for amounts which would not in the aggregate have a
Material Adverse Effect, the amount of all accounts receivable and other debts due or recorded in the records and books of account of XEL as being due to XEL as at the date hereof (less the amount of any provision or reserve therefor made in the respective records and books of account of XEL) will be good and collectible and will be billable in full in the ordinary course of business in accordance with the terms and conditions of the respective contracts; and none of such accounts receivable or other debts is subject to any counterclaim or set-off, except for counterclaims or setoffs which would not, in the aggregate, have a Material Adverse Effect.  There has been no Material adverse change since the 1995 Balance Sheet Date in the amount of working capital from that reflected in such Balance Sheet.
	2.18	Employment Relations.  Except as set forth in Schedule 2.18, XEL is in substantial compliance with all federal, state, or other applicable laws, domestic and foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice.  There has not been, and the Majority
Stockholders are not aware of any facts leading them to believe that there will be any material adverse change in relations with employees of XEL as a result of the purchase of stock by Gilbert contemplated by this Agreement.
	2.19	Complete Information.   Information furnished by XEL and contained
in the Schedules referred to in this Agreement is not, and will not on the date of Closing hereunder be, false or misleading in any material respect, and does not and will not on the date of Closing hereunder omit any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, not misleading, and that all representations and warranties and all statements furnished on Schedules are correct and complete except as otherwise indicated
on such Schedules, and any underlying documents incorporated in the Schedules referred to in this Agreement or otherwise furnished to Gilbert by XEL are true and correct copies, and there are no amendments or modifications thereto except as set forth in Schedules in which such documents are incorporated or as otherwise noted on any such document.
	2.20	Employee Benefit Plans.
	(a)	List of Plans.  Set forth in Schedule 2.20 is an accurate and complete list of all employee benefit plans ("Employee Benefit Plans") within the meaning of Section 3(3) of the Employee Retirement Income Security Act of
1974, as amended ("ERISA"), that have been established, maintained or contributed to by XEL, whether or not any such Employee Benefit Plans are otherwise exempt from the provisions of ERISA.
	(b)	Status of Plans. XEL does not maintain or contribute to any such
Employee Benefit Plan subject to ERISA which is not in substantial compliance with ERISA, or which has incurred any accumulated funding deficiency or which has applied for or obtained a waiver from the Internal Revenue Service of any minimum funding requirement under Section 412 of the Internal Revenue Code
(the "Code").  XEL has not incurred any liability to the Pension Benefit
Guaranty Corporation ("PBGC") in connection with any Employee Benefit Plan covering any employees of XEL or ceased operations at any facility or withdrawn from any such Plan in a manner which could subject it to liability under ERISA, and the Majority Stockholders know of no facts or circumstances which might give rise to any liability of XEL to the PBGC under Title IV of
ERISA which could reasonably be anticipated to result in any claims being made against Gilbert by the PBGC.
	(c)	Contributions.  Full payment has been made of all amounts which
XEL is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which XEL is a party, to have paid as contributions thereto as of the date hereof.  XEL has made adequate provision for reserves in the 1995 Balance Sheet to meet any contributions that have not been made because they are not yet due under the terms of any Employee Benefit Plan or related agreements.  Benefits under all
Employee Benefit Plans are as represented in Schedule 2.19 and have not been increased subsequent to the 1995 Balance Sheet Date.
	(d)	Tax Qualification.  Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the Internal Revenue Service (or the period for applying for such a determination has not yet expired) and nothing has occurred since the date of the last such determination, if any, which resulted or is likely to result in the revocation of such determination.
	(e)	Transactions.  No Reportable Event (as defined in Section 4043 of
ERISA other than any such events for which the reporting requirements have been waived by regulation) has occurred with respect to any Employee Benefit
Plan and XEL has not engaged in any transaction with respect to the Employee
Benefit Plans which would subject it to a tax, penalty or liability for prohibited transactions under ERISA or the Code nor has any of its directors, officers or employees, to the extent they or any of them are fiduciaries with respect to such plans, breached any of their responsibilities or (i)
obligations imposed upon fiduciaries by ERISA or (ii) that would result in any claim being made under or by or on behalf of any such plans by any party with standing to make such claim.
	2.21	Interest in Clients, Suppliers, Etc.  Except as set forth in
Schedule 2.21, no Stockholder, director, officer, or to the best of
Stockholder's knowledge, no employee of XEL possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any corporation, firm, partnership, association or business organization which is a client, supplier, customer, lessor, lessee, contractor or subcontractor, or competitor or potential competitor of XEL.  Ownership of not in excess of 1%
of any class of securities of a company whose securities are registered under the Securities Exchange Act of 1934 shall not be deemed to be a financial interest for purposes of this Section 2.21.
	2.22	Bank Accounts.  Set forth in Schedule 2.22 is an accurate and complete list showing the name and address of each bank in which XEL has an account or safe deposit box, the number of any such account or box and the names of all persons authorized to draw thereon or to have access thereto.
	2.23	Powers of Attorney.  Set forth in Schedule 2.23 is an accurate and complete list of the names of all persons holding powers of attorney from XEL and a summary statement of the terms thereof.
	2.24	Compensation of Employees.  Set forth in Schedule 2.24 is an accurate and complete list of the names of all persons employed by XEL on the date hereof and the amount of their annualized compensation.
	2.25	No Changes.  During the period from the 1995 Balance Sheet Date to the date hereof, except as set forth in Schedule 2.25, XEL has not, (a)
incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) in excess of $10,000, except in the ordinary course of business, (b) permitted any of its assets to be subjected to any lien, of any kind, (c) sold, transferred or otherwise disposed of any assets except in the ordinary course of business, (d) made any capital expenditure or commitment therefor in excess of $10,000, (e) declared or paid any dividend or made any distribution on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares, (f) made any bonus or profit sharing distribution or payment of any kind, (g) increased its indebtedness for borrowed money or made any loan to any Person, (h) written off as uncollectible any notes or accounts receivable (i) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee or any general increase in the rate of wages, salaries, bonuses or other remuneration of other employees, (j) cancelled or waived any claims or rights of substantial value, (k) made any change in any method of accounting or auditing practice, (l) otherwise conducted its business or entered into any transaction other than in the ordinary course of business, or (m) agreed, whether or not in writing, to do any of the foregoing.
		In addition to the foregoing, for the period from the 1995 Balance
Sheet Date to the date hereof, other than in the ordinary course of business or as a result of the exercise of stock options occurring contemporaneously herewith, there has been no decrease in Stockholders' equity of XEL.
	2.26	Disclosure.  Except as set forth in Schedule 2.26, none of this
Agreement, the Financial Statements referred to in Section 2.4 above, or any schedule or certificate delivered in accordance with the terms hereof in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading.  There are no facts known to the Majority Stockholders which, when taken as a whole, materially and adversely affects the business, or financial condition of XEL or their respective properties or assets which have not been set forth in this Agreement or in the Schedules or certificates or statements in writing furnished in connection with the transactions contemplated by this
Agreement.
	2.27	Agreements, Judgments and Decrees Affecting Stockholders.  Except
as set forth in Schedule 2.27, each of the Majority Stockholders represents and warrants that he is not subject to any agreement, judgment, or decree adversely affecting his ability to act as an employee of XEL.
	2.28	Copies of Documents.  Except as set forth in Schedule 2.28, the
Majority Stockholders have provided or made available to Gilbert and its advisors, true, complete and correct copies of all documents referred to in this Article II or in any Schedule attached hereto.
	2.29	Effect of Representations and Warranties.  No investigation by
Gilbert of the business or properties of XEL, and no notice to or knowledge by
Gilbert of the breach, violation or inaccuracy of any representation, warranty, covenant or agreement of the Stockholders contained herein, shall in any way limit any such representation, warranty, covenant or agreement or
Gilbert's right to rely thereon or to seek damages or indemnification with respect to the violation or breach thereof.

ARTICLE III
	REPRESENTATIONS OF GILBERT
	3.	Representations of Gilbert.  Gilbert represents, warrants and agrees as follows:
	3.1	Existence and Good Standing of Gilbert.  Gilbert is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and is duly qualified to do business in, and is in good standing in, every jurisdiction in which the character or location of the properties owned or leased by Gilbert or the nature of its business makes such qualifications necessary, except where the failure to so qualify does not have a Material Adverse Effect on its operations. Gilbert has corporate power and authority to make, execute, deliver and perform this Agreement, and this
Agreement has been validly executed by a duly authorized officer or representative of Gilbert, and this Agreement and performance of all obligations hereunder have been duly authorized and approved by all required corporate action of Gilbert.
	3.2	Restrictive Documents.  Gilbert is not subject to any charter, by-
law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which materially adversely affects the business practices, operations or conditions of Gilbert or any of its assets or property, or which would prevent consummation of the transactions contemplated by this Agreement.
	3.3	Broker's or Finder's Fees.  No agent, broker, person or firm acting on behalf of Gilbert is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto in connection with any of the transactions contemplated herein.
	3.4	Investment.  Gilbert represents that it has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Stock, that it is capable of bearing the economic risks of such investment, that it is purchasing the Stock with no present intention of distributing or selling any of the Stock or any interest therein and that it has not been organized or formed solely for the purpose of investing in the Stock. Gilbert agrees that any offer or disposition of the Stock or any interest therein by Gilbert will be effected in compliance with the Securities Act of 1933, as amended, and applicable state laws by Gilbert.
	3.5	Cooperation.  Gilbert confirms that the Stockholders have fully cooperated with Gilbert and its representatives and agents and granted them full opportunity to ask questions of the officers and management of XEL and to acquire such additional information about the business and financial condition of XEL as Gilbert has requested and no such requested information has been refused.

	ARTICLE IV
	PRICE AND PAYMENT
	4.1	Acquisition of Stock.  Subject to the terms and conditions herein stated, in consideration for the acquisition by Gilbert and/or a wholly-owned subsidiary of Gilbert, of all of the stock of XEL by purchase of all of the stock of XEL or merger with XEL, Gilbert and/or its wholly-owned subsidiary shall pay to the Stockholders on the second business day after the conditions and obligations set forth in Articles V and VI hereof to be satisifed prior to closing have been met, or such other date as may be agreed upon in writing by the Parties (the "Closing Date") by wire transfer to the accounts set forth in
Schedule 4.1(a) hereto, the amounts set forth and at the times set forth in
Schedule 4.1. The Stockholders agree to sell, assign, transfer and deliver to Gilbert and/or its wholly-owned subsidiary by outright sale or merger, on the date hereof, and Gilbert and/or a wholly-owned subsidiary of Gilbert agrees to acquire from each Stockholder on the date hereof, the aggregate number of shares of stock set forth opposite the name of such stockholder on Schedule
1.1 hereto. The certificates representing the Stock will be duly endorsed in blank, or accompanied by stock powers duly endorsed in blank, by the Stockholder transferring the same, with all necessary transfer tax and other revenue stamps, acquired at the Stockholders' expense, affixed and cancelled. Each Stockholder agrees to cure any deficiencies with respect to the endorsement of the certificates representing the Stock owned by such Stockholder or with respect to the stock power accompanying any such certificates.
	With respect to the Stock acquired contemporaneously herewith pursuant to the exercise of those options as set forth in Schedule 2.2(a) , each Stockholder who exercised such options shall remit a separate check payable to XEL in the amount of the withholding taxes required to be withheld on the exercise of such options.

ARTICLE V
	CONDITIONS TO OBLIGATIONS OF GILBERT
	5.1	Conditions to Obligations of Gilbert.  The purchase of the Stock by Gilbert is conditioned upon receipt by Gilbert of the legal opinion and other documents listed in this Article V and satisfaction of all other conditions set out in this Article V.
	5.2	Opinion of the Counsel of XEL.  The Stockholders shall have
furnished Gilbert with a favorable opinion, dated the date hereof, of Cooley Godward Castro Huddleson & Tatum, in form and substance reasonably satisfactory to Gilbert and its counsel, to the effect set forth in Schedule
5.2 hereto.
	5.3	Employment Agreements.  The employees identified in Schedule
5.3(a) hereto shall have entered into employment agreements with XEL, substantially in the form set out in Schedule 5.3(b) hereto.
	5.4	Covenant Not to Compete.  The employees identified in Schedule
5.3(a) hereto shall have entered into covenants not to compete with the continuing operations of XEL, which covenants not to compete are included in the employment agreements set forth in Schedule 5.3(b).
	5.5	Termination of Plans and Agreements.   As of the date hereof,
there shall have been validly terminated, at no cost to XEL, all plans, agreements or arrangements, set forth in Schedule 5.5 hereto including any accrued liability of XEL with respect thereto.
	5.6	Resignation of Certain Directors and Officers.  Gilbert shall have received the written resignation, effective as of the date hereof, of all directors and officers of XEL as set forth in Schedule 5.6 hereto.
	5.7	Good Standing Certificate and Board Resolution.  The Stockholders
shall have furnished Gilbert with (i) a Certificate of Good Standing of XEL;
and (ii) a Secretary's Certificate confirming XEL 's Board of Directors authorization of the Employment Agreements.
	5.8	Proceedings.  All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Gilbert and its counsel, and Gilbert shall have received such other instruments and documents as it may reasonably request.
	5.9	H-S-R Act.  The waiting period under the H-S-R Act shall have expired; no action or proceeding brought by or on behalf of any governmental body or regulatory authority shall be pending or threatened questioning the validity of this Agreement or seeking to restrain the consummation of the transaction contemplated by this Agreement, and no action or proceeding brought by or on behalf of any other person or entity shall be pending which may reasonably be expected to result in any order, judgment or decree that would materially frustrate the ability of Gilbert to control and operate XEL after the Closing Date.

	 ARTICLE VI
	CONDITIONS TO THE STOCKHOLDERS' OBLIGATIONS
	6.1	Conditions to the Stockholders' Obligations.   The sale of the
Stock by the Stockholders on the date hereof is conditioned upon receipt by the Stockholders of (i) a certificate of good standing of Gilbert; (ii) a certificate or certificates of incumbency confirming the authority of the officers of Gilbert executing this Agreement; (iii) a Secretary's Certificate confirming Gilbert's Board of Director's authorization of this transaction;
and (iv) the legal opinion in Section 6.2.
	6.2	Opinion of the Counsel of Gilbert.  Gilbert shall have furnished the Stockholders with an opinion, dated the date hereof, of Berlack, Israels & Liberman in form and substance satisfactory to the Stockholders and their counsel to the effect set forth in Schedule 6.2 hereto.
	6.3	Proceedings.  All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Stockholders and their counsel.
	6.4	H-S-R Act. The waiting period under the H-S-R Act shall have expired; no action or proceeding brought by or on behalf of any governmental body or regulatory authority shall be pending or threatened questioning the validity of this Agreement or seeking to restrain the consummation of the transaction contemplated by this Agreement.

ARTICLE VII
INDEMNIFICATION
	7.1	Definitions.
		(a)   "Claims" shall mean all liabilities, demands, claims,
actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses, including, without limitation:  reasonable attorneys', accountants', investigators', and experts' fees and expenses, net of any amounts recovered under any insurance policies, sustained or incurred in connection with the defense or investigation of any such Claim.
		(b)	"Indemnifying Party" shall mean a party hereto who is
required to provide indemnification under this Article VII.
		(c)	"Indemnified Party" shall mean a party hereto who is
entitled to indemnification from another party pursuant to this Article VII.
		(d)	"Third Party Claims" shall mean any Claims asserted or
threatened other than by or on behalf of a party hereto against any
Indemnified Party.
		(e)	"Covered Claims" when used in reference to Claims by or
Third Party Claims against an Indemnified Party, shall mean Claims which one or more of the Indemnifying Parties are obligated to satisfy or defend the
Indemnified Party against pursuant to the applicable provisions of this
Article VII.
	7.2	Indemnification Obligations of Gilbert.	Gilbert shall indemnify,
save and keep harmless each Stockholder and his respective heirs, successors and permitted assigns against and from Claims sustained or reasonably incurred by any of them resulting from or arising out of or by virtue of:
		(a)	any material inaccuracy in or material breach of any
representation and warranty made by Gilbert in this Agreement or in any closing document delivered to the Stockholders in connection with this
Agreement;
		(b)	any material breach by Gilbert of, or failure by Gilbert to
comply with, any of its covenants or obligations under this Agreement
(including, without limitation, its obligations under this Article VII);
		(c)	Gilbert's failure to pay, discharge and perform any of the
liabilities of XEL arising after the date hereof when due (except contingent liabilities arising from any act or failure to act by XEL prior to the date hereof which are subject to indemnification by the Majority Stockholders as provided in Section 7.3(c) or (d)); or
		(d)	any Third Party Claims to the extent caused by the acts or
omissions of Gilbert occurring on or after the date hereof and not subject to indemnification pursuant to Section 7.3 hereof, which arise out of Gilbert's operation of the business of XEL on or after the date hereof.
	7.3	Indemnification Obligations of the Majority Stockholders.   Each
Majority Stockholder shall indemnify, save and keep harmless Gilbert and its successors and permitted assigns against and from all Claims sustained or incurred by any of them resulting from or arising out of or by virtue of:
		(a)	any material inaccuracy in or material breach of any
representation and warranty made by such Majority Stockholder, or in any closing document delivered to Gilbert in connection with this Agreement;
		(b)	any breach by such Majority Stockholder of, or failure by
such Majority Stockholder to comply with, any of its covenants or obligations under this Agreement (including, without limitation, its or their obligations under this Article VII);
		(c)	any litigation involving XEL arising out of any act or
failure to act of XEL at or prior to the date hereof which was not included on the Schedules hereunder and which was known or should have been known by the
Majority Stockholders at the date of Closing.

	7.4	Limitations on Liability.	Notwithstanding anything elsewhere
in this Agreement to the contrary, no Indemnifying Party shall have any liability under this Article VII for:
		(a)	any Claim, or any material increase in a Claim, if the
amount by which such a Claim is increased because the Indemnified Party failed to give the Indemnifying Party notice thereof within fifteen (15) days of learning of the existence of such Claim or increase as the case may be;
		(b)	any portion of any Third Party Claim to the extent settled
or compromised by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed;
		(c)	any amount in excess of the highest bona fide offer by the
Indemnifying Party to settle or compromise any Third Party Claim where the third party claimant states in writing that such offer of settlement or compromise is unconditionally acceptable to it but the settlement or compromise is prevented from occurring by any unreasonable action or any unreasonable withholding of consent or approval on the part of the Indemnified Party;
		(d)	any Claim by Stockholders against Gilbert, or any Claim by
Gilbert against the Stockholders, until such Claims, in the aggregate, shall respectively equal or exceed $200,000.00, in which case the Indemnifying Party shall be responsible only to the extent such Claims exceed $200,000.00.
		(e)	any Claim unless, in any such case, such Claim is asserted
by written notice from the Indemnified Party within a reasonable period of learning that the Claim exists, specifying the material details thereof, and
(i) in the case of Claims pursuant to Sections 7.2 and 7.3(a) and 7.3(b)
hereto, which arise on or before the expiration of the third anniversary of the date hereof, or (ii) in the case of Claims pursuant to Sections 7.3(c)
hereof which arise on or before the expiration of the first anniversary of the date hereof.
	7.5	Indemnifying Obligations of the Stockholders.  Notwithstanding
anything elsewhere in this Agreement to the contrary, the indemnification obligations of each of the Majority Stockholders shall be several and not joint, and shall only be enforceable against the Majority Stockholders to the extent that (i) the aggregate amount of all claims exceeds the amount deposited into escrow pursuant to Section 7.10, and that there is not sufficient contingent payments owing to the Stockholders pursuant to Section
4.1 hereof, to satisfy such claims pursuant to the right of set-off granted to Gilbert in Section 7.11 hereof; (ii) in the case of Claims pursuant to Section 7.3(c) hereof, no Majority Stockholder shall have liability pursuant to this
Article VII which exceeds 50% of the amount set forth in Schedule 7.5 hereto and (iii) in the case of Claims pursuant to Sections 7.3(a) or 7.3(b) hereof no Majority Stockholder shall have any liability pursuant to this Article VII which exceeds 100% of the amount of payment such Stockholder received for the Stockholder's shares are more specifically set forth in Schedule 7.5 hereto. Further, none of the Majority Stockholders shall be relieved of any such indemnification obligation assumed hereunder by any contrary provision contained in the By-laws of XEL.
	7.6	Subrogation.	No Indemnifying Party hereunder shall be
entitled to require that any action or proceeding be brought against any other person before any action may be brought against it by the Indemnified Party under this Article VII.  Each Indemnifying Party shall be subrogated to any right of action possessed by the Indemnified Party to the extent that the Indemnifying Party has paid or successfully defended against any Covered
Claim.
	7.7	Assumption of Defense by Indemnifying Party.  The Indemnifying
Party, subject to the procedures and terms set forth below, may elect (but shall not be obligated ) to assume the defense of any Third Party Claims against the Indemnified Party. Promptly upon learning of the existence of any Third Party Claim as to which rights to indemnification under this Article VII are to be asserted, the Indemnified Party shall give detailed written notice thereof ("Third Party Claim Notice") to the Indemnifying Party. If the Indemnifying Party elects to assume the defense of any such Third Party
Claim, it shall give written notice of such election ("Defense Assumption
Notice") and of the counsel it has selected for such purposes to the
Indemnified Party within twenty (20) business days following its receipt of the Third Party Claim Notice which counsel shall be reasonably acceptable to the Indemnified party. Thereafter, the Indemnifying Party shall have the sole right to defend and settle the Third Party Claim subject to the Indemnified Party's right to approve any settlement, and the Indemnified Party shall have no further right to indemnification hereunder with respect to Claims consisting of its legal and other professional fees and expenses, so long as the Indemnifying Party is continuing to defend such Third Party Claim in good faith. Notwithstanding the foregoing, the Indemnified Party shall retain the right to be represented, by its own counsel in any such action, proceeding or settlement, at such Indemnified Party's own expense, provided that the
Indemnified Party shall be entitled to reimbursement for such expense if the Indemnifying Party shall, for any reason, lose its right to assume such defense. The Indemnifying Party shall lose its right to assume the defense and control of the settlement of any Third Party Claim if it shall fail or refuse to contest the Third Party Claim in a commercially reasonable and diligent manner or if it shall fail to provide the Indemnified Party with the Defense Assumption Notice as required above. The Indemnifying Party shall reimburse the Indemnified Party periodically for fees and expenses required to be paid pursuant to this Article VII. The Indemnified Party shall have the right to approve any settlement or compromise proposed by the Indemnifying Party. If the Indemnified Party elects to reject a reasonable settlement or compromise proposed in good faith by the Indemnifying Party, the Indemnifying Party's indemnification liability to the Indemnified Party with respect to such Third Party Claim shall be limited in accordance with Section 7.4(c).
	7.8	Cooperation.	The parties shall all cooperate in the
investigation and defense of any Third Party Claim. Without limiting the generality of the foregoing, Gilbert shall, at all times during which any
Covered Claims are pending as to which one or more of the Majority
Stockholders has assumed the defense hereunder, make available to such
Majority Stockholder(s) and such Majority Stockholders' counsel, accountants and other expert advisors, all relevant records of XEL. Such records shall be made available for inspection at Gilbert's place(s) of business during its normal hours of business operations.
	7.9	Notice to Stockholders.   Any Third Party Claim Notice required to
be provided hereunder by Gilbert shall be sufficient notice to each stockholder if Gilbert properly notifies the attorneys-in-fact for the stockholders as provided in Section 8.11 herein.
	7.10	Escrow.	  An aggregate of $2 Million shall be withheld from
the purchase price of the Stock, to be held in escrow pursuant to the term of the Escrow Agreement attached as Schedule 7.10, for the purpose of satisfying Claims by Gilbert hereunder. Such escrow will be subject to the terms, conditions and limitations set forth in such Escrow Agreement.
	7.11	Set-Off.  To the extent that Claims by Gilbert exceed the amount subject to the Escrow Agreement, Gilbert shall have a right of set-off against amounts owing to Stockholders as contingent payments under Section 4.1. The exercise of the right of set-off shall be subject to the limitations set forth in Section 7.4, and shall be subject to the procedures for resolution of disputes set forth in the Escrow Agreement.

ARTICLE VIII
MISCELLANEOUS
	8.1  Post-Closing Tax Return.  All future tax returns including, but not limited to, any short year income tax returns and any returns filed with respect to any Employee Benefit Plans, for the period beginning October 1, 1995 shall be filed under the direction of Gilbert.
	8.2	Survival of Representations.  All rights and obligations of the parties which, by their terms, are intended to be continuing in nature, including but not limited to, the respective obligations to indemnify and hold harmless and the representations and warranties of the Majority Stockholders and
Gilbert contained in this Agreement or any certificate or schedule delivered pursuant hereto, shall survive the purchase and sale of the Stock contemplated hereby as set forth in this Agreement.
	8.3	Termination.  If Closing hereunder does not occur by December 31,
1995, either party shall, upon written notice to the other, have the right to terminate this Agreement.  This right, however, shall not be available to a party if the actions or inactions of that party was the reason for the failure of the parties to close by the December 31, 1995 date.
	8.4	Expenses. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and advisers.
Expenses incurred by the Stockholders shall not be paid by or chargeable to XEL.
8.5	 Disputes.  Any dispute arising hereunder which cannot be amicably resolved by the parties shall be submitted to binding arbitration in accordance with the rules and regulations of the American Arbitration Association.  The location for any such arbitration shall be in Philadelphia, Pa.  The
Stockholders and Gilbert shall each designate one arbitrator within fifteen (15)
days of any party submitting a dispute to arbitration.  Such designated arbitrators shall mutually agree upon and shall designate a third arbitrator;
provided, however, that (i) failing such agreement within thirty (30) days of such matter being submitted to arbitration, the third arbitrator shall be appointed in accordance with the AAA Rules and (ii) if either the Stockholders or Gilbert fail to timely designate an arbitrator, the dispute shall be resolved by the one arbitrator timely designated.  There shall be limited discovery prior to the arbitration hearing, subject to the discretion of the arbitrators, as follows:  (a) exchange of witness lists and copies of documentary evidence and documents related to or arising out of the issues to be arbitrated, (b)
depositions of all party witnesses, and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause.  Each party shall pay its own costs and expenses (including counsel fees) of any such arbitration.
The Stockholders and Gilbert shall pay the fees and expenses of their respectively designated arbitrators and shall bear equally the fees and expenses of the third arbitrator.  The arbitrators shall decide the matter to be arbitrated pursuant hereto within sixty (60) days after the appointment of the last arbitrator.  The final decision of the majority of the arbitrators shall be furnished to the Stockholders and to Gilbert (and to the Escrow Agent, if
appropriate) in writing and shall constitute a conclusive determination of the issue in question, binding upon the Stockholders and Gilbert (and the Escrow
Agent, if appropriate) and shall not be contested by any of them.  Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' award.
	8.6	Subsidiaries.   All warranties, covenants, and representations made
by XEL or the Majority Stockholders with respect to XEL, shall also apply to all subsidiaries of XEL of whatever tier, as if the subsidiaries were specifically named in each such section.  Should Gilbert decide to acquire all of the stock of XEL by means of a purchase by, or merger with, a wholly-owned subsidiary of
Gilbert, any payments which may be owed by such subsidiary to the Shareholders pursuant to Section 4.1 hereof, shall be fully guaranteed by Gilbert.
	8.7	H-S-R Act Filing.   The Parties will cooperate with one another in
the preparation and filing of all notice and reports required pursuant to the H-
S-R Act and will comply with the requirements for providing information made pursuant thereto.
	8.8	Governing Law.  The interpretation and construction of this
Agreement, and all matters relating hereto, shall be governed by the laws of the
State of Colorado applicable to contracts to be made and performed in that
State.
	8.9	Captions.  The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.
	8.10	Publicity.  Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of XEL and
Gilbert to the contents and the manner of presentation and publication thereof.
	8.11	Notices.  Any notice or other communications required or permitted hereunder shall be sufficiently given if delivered in person or sent by certified mail, postage prepaid, addressed as follows:

		 (a)	If to the Majority Stockholders:

	XEL Corporation
	Vice President - Finance
	17101 East Ohio Drive
			Aurora, Colorado  80017-2216

			with a copy to their counsel:

			Cooley Godward Castro Huddleson & Tatum
			2595 Canyon Boulevard
			Suite 250
			Boulder, Colorado  80302-6737




		(b) 	If to Gilbert:
			Gilbert Associates, Inc.
			P.O. Box 1498
			Reading, PA  19603
			Attention:  Vice President & Chief Financial Officer

			with a copy to:

			Gilbert Associates, Inc.
			P.O. Box 1498
			Reading, PA  19603
			Attention:  General Counsel
Such notice or communication shall be deemed to have been given as of the date so received.
	8.12	Parties in Interest.  Except for the option granted to Gilbert to effectuate the acquisition either itself or through a wholly-owned subsidiary, this Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law.  This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators and successors.
	8.13	Counterparts.  This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.
	8.14	Entire Agreement.  This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
	8.15	Amendments.  This Agreement may be changed only by an agreement in writing signed by all parties hereto.
	8.16	Severability.  In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby



	8.17	Third Party Beneficiaries.  Each party hereto intends that this
Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.
	IN WITNESS WHEREOF, Gilbert has caused its corporate name to be hereunto subscribed by its duly authorized representative and each of the Stockholders has executed this Agreement, all as of the day and year first above written.

XEL CORPORATION		GILBERT ASSOCIATES, INC.
MAJORITY STOCKHOLDERS:		By:
___________________________		Title:


Schedule 4.1 - Purchase Price


Payment for the stock of XEL is comprised of a $30,000,000 payment at closing plus future potential payments based upon the achievement of certain financial objectives. The following schedule details the payment terms:

Fixed Payment:

At Closing - $30,000,000 payment

Contingent Payments:

1.) By the 45th calendar day following December 31, 1995 - A payment equal to 37.5% of XEL's pre-tax income(PTI) earned in the fourth quarter of 1995. If closing occurs during the fourth quarter, XEL's PTI will be prorated based upon the remaining business days in the fourth quarter.

2.) By the 45th calendar day following December 31, 1996 - A payment equal to the following:

	  37.5% of PTI up to $4,000,000 earned in the twelve month period ended December 31, 1996.

	  If PTI exceeds $4,000,000 in the twelve month period ended December
31, 1996 , an 	  	   additional payment will be made equal to 46.5% of
the excess PTI over $4,000,000.

	  If revenue levels exceed $50,000,000 in the twelve month period ended December 31, 1996,
	   an additional payment will be made equal to 8% of the excess revenue over $50,000,000.

Notwithstanding the above, no payment will be made unless XEL earns a minimum of $3,200,000 PTI in the twelve month period ended December 31, 1996.

3.) By the 45th calendar day following December 31, 1997 - A payment equal to the following:

	  37.5% of PTI up to $5,280,000 earned in the twelve month period ended December 1997.

	  If PTI exceeds $5,280,000 in the twelve month period ended December
31, 1997, an 	  	   additional payment will be made equal to 46.5% of
the excess PTI over $5,280,000.

	  If revenue levels exceed $55,000,000 in the twelve month period ended December 31, 1997,
	   an additional payment will be made equal to 8% of the excess revenue over $55,000,000.

Notwithstanding the above, no payment will be made unless XEL earns a minimum of $4,224,000 PTI in the twelve month period ended December 31, 1997.


4.) By the 45th calendar day following December 31, 1998 - A payment equal to the following:

	  37.5% of PTI up to $6,880,000 earned in the twelve month period ended December 31, 1998.

	  If PTI exceeds $6,880,000 in the twelve month period ended December
31, 1998, an 	  	   additional payment will be made equal to 46.5% of
the excess PTI over $6,880,000.

	  If revenue levels exceed $60,000,000 in the twelve month period ended December 31, 1998,
	   an additional payment will be made equal to 8% of the excess revenue over $60,000,000.

Notwithstanding the above, no payment will be made unless XEL earns a minimum of $5,504,000 PTI in the twelve month period ended December 31, 1998.

PTI will be calculated in accordance with general accepted accounting principles and consistent with past practices. Adjustments to reduce PTI will be made to the extent expenses typically paid to operate XEL's business are paid by GAI such as accounting , legal fees, insurance and other. These adjustments will equal the amount XEL paid or would have paid for the twelve months ended 1995. The parties agree that during the term of the earn-out, funding for R&D and Marketing and Sales shall be generally consistent with the levels historically expended by XEL for such functions. The parties shall mutually agree upon a specific funding level each year which shall be reflective of the need and market conditions existing at such time.




___________________________

___________________________

___________________________




Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         Gilbert Associates, Inc.
                                            (Registrant)


                                        /s/Paul H. Snyder
                                           Paul H. Snyder
                                           Vice President and
                                           Chief Financial Officer


Date:  October 9, 1995